Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Haemonetics Corporation Amended and Restated 2019 Long-Term Incentive Compensation Plan of our reports dated May 20, 2026, with respect to the consolidated financial statements of Haemonetics Corporation and the effectiveness of internal control over financial reporting of Haemonetics Corporation included in its Annual Report (Form 10-K) for the year ended March 28, 2026, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 6, 2026